Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-1 of India Globalization Capital, Inc. of: (i) our report on the financial statements of India Globalization Capital, Inc. the fiscal years ended March 31, 2008 and March 31, 2009. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

YOGANANDH & RAM
/s/Yoganandh & Ram
Chennai, India

May 7, 2010